                                                                   EXHIBIT 10.30

                            LYNX THERAPEUTICS, INC.


                               EMPLOYEE AGREEMENT
                                       FOR
                                KEVIN P. CORCORAN


        This Employment Agreement ("Agreement") by and between Kevin P. Corcoran ("Executive") and LYNX THERAPEUTICS, INC., a Delaware corporation (the "Company"), is entered into and is effective as of June 3, 2002 (the "Effective Date").

        WHEREAS, the Company desires that Executive continue to provide personal services to the Company, and wishes to provide Executive with the compensation and benefits set forth below in return for such services; and

        WHEREAS, Executive wishes to continue to provide personal services to the Company in return for the compensation and benefits set forth below;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

        1. EMPLOYMENT BY THE COMPANY.

               1.1 Subject to the terms set forth herein, Executive shall be employed in his new capacity in the position of President and Chief Executive Officer, reporting to Board of Directors of the Company. Executive agrees to devote his best efforts and substantially all of his business time and attention (except for vacation periods permitted by the Company's general employment policies, reasonable periods of illness or other incapacities permitted by the Company's general employment policies, and as otherwise provided herein) to the business of the Company.

               1.2 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title.

               1.3 The employment relationship between the parties is "at will," which means that either party may terminate the relationship at any time, with or without cause and with or without advance notice. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

        2. COMPENSATION.

               2.1 SALARY. As of the Effective Date, Executive shall receive for services to be rendered hereunder an annualized base salary of Two Hundred Fifty Thousand U.S. Dollars



                                       1.

($250,000), payable on the Company's normal payroll schedule, and subject to standard payroll deductions and withholdings.

               2.2 STOCK OPTION. As part of Executive's employment by the Company before the Effective Date of this Agreement, Executive has been granted, on one or more occasion, a nonstatutory stock option ("Option") to purchase shares of the common stock of the Company pursuant to the Company's 1992 Stock Option Plan (the "Plan"), as amended. Any such Option(s) will continue to be subject to the terms of the Plan and Executive's corresponding Stock Option Grant Notices and Stock Option Agreements.

               2.3 INCENTIVE COMPENSATION. The Company does not currently have an incentive compensation plan or program in place, and therefore the Company cannot offer Executive incentive compensation at this time. It is the Company's intention, however, to implement such a plan or program and to cause Executive to be eligible for such plan or program.

               2.4 STANDARD COMPANY BENEFITS. Executive shall continue to be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and provided by the Company to its employees generally, including but not limited to health benefit plans. Executive also shall continue to be eligible to participate in the Company's 401(k) Plan, including eligibility for a monthly matching contribution by the Company on Executive's behalf, in an amount equal to that contributed by Executive up to a maximum annual matching contribution of Seven Hundred Fifty Dollars ($750).

        3. PROPRIETARY INFORMATION OBLIGATIONS.

               3.1 AGREEMENT. Executive agrees to abide by the executed Employee Invention Agreement attached hereto as Exhibit A.

               3.2 REMEDIES. Executive's duties under the Employee Invention Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Employee Invention Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

        4. OUTSIDE ACTIVITIES.

               4.1 Except with the prior written consent of the Chairman of the Board, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

               4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.



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               4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than One Percent (1%) of the voting stock of such corporation.

        5. TERMINATION OF EMPLOYMENT.

               5.1 TERMINATION WITHOUT CAUSE.

                    (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause or advance notice.

                    (b) In the event Executive's employment is terminated without Cause (as defined in section 5.2) by the Company, or by any successor or acquiring entity upon or after an Asset Sale, Merger, Consolidation, or Reverse Merger (as defined in the Lynx Therapeutics, Inc. 1992 Stock Option Plan, as amended), Executive shall be eligible to receive severance compensation, calculated as specified herein, provided that, Executive executes a general release of any and all claims he may have against the Company, which general release shall be in a form acceptable to the Company. The amount of severance compensation that Executive shall receive shall be calculated pursuant to the following schedule: (a) if the termination occurs on or prior to the first year anniversary of the Effective Date of this Agreement, Executive shall receive an amount equal to six (6) months of his base salary, subject to standard payroll deductions and withholdings, and paid in a lump sum; (b) if the termination occurs after the first year anniversary of the Effective Date of this Agreement, Executive shall receive an amount equal to three (3) months of his base salary, subject to standard payroll deductions and withholdings, and paid in a lump sum. ("Severance"). The Severance shall be the only severance, benefit, or cash compensation, other than accrued wages, to which the Executive shall be entitled from the Company in the event of a termination without Cause. In the event, however, that a successor or acquiring entity is obligated to pay Severance to Executive, such Severance shall be in addition to any equity compensation or benefits for which the Executive may be eligible under the Lynx Therapeutics, Inc. 1992 Stock Option Plan, as amended.

               5.2 TERMINATION FOR CAUSE.

                    (a) The Company shall have the right to terminate Executive's employment with the Company at any time for Cause.

                    (b) "Cause" for termination shall mean: (a) indictment or conviction of any felony or of any crime involving dishonesty; (b) participation in any fraud or act of dishonesty against the Company; (c) Executive's failure to perform his duties to the Company in



                                       3.

a satisfactory manner; (d) intentional damage to any property of the Company; or
(e) conduct by Executive which in the good faith and reasonable determination of the Chairman of the Board demonstrates lack of fitness to serve.

                    (c) In the event Executive's employment is terminated at any time for Cause, Executive will not be entitled to Severance or any other compensation or benefit other than accrued wages.

               5.3 VOLUNTARY OR MUTUAL TERMINATION.

                    (a) Executive may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Executive.

                    (b) In the event Executive voluntarily terminates his employment, he will not be entitled to Severance or any other such compensation or benefit, other than accrued wages.

        6. NONINTERFERENCE.

        While employed by the Company, and for two (2) years immediately following the termination of his employment, Executive agrees not to interfere with the business of the Company by soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company.

        7. COOPERATION WITH COMPANY.

               7.1 COOPERATION OBLIGATION. During and after Executive's employment, Executive will cooperate with the Company in responding to the reasonable requests of the Company's Chairman of the Board or General Counsel, in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against the Company or its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which the Company reasonably deems Executive's cooperation necessary or desirable. In such matters, Executive agrees to provide the Company with reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, and participating in discovery and trial preparation and testimony. Executive also agrees to promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by Executive in connection with any such legal proceedings, unless Executive is expressly prohibited by law from so doing. The failure by Executive to cooperate fully with the Company in accordance with this
Section 7 will be a material breach of the terms of this Agreement which will result in all commitments of the Company to pay Severance to Executive under
Section 5.1 (b) becoming null and void.

               7.2 EXPENSES AND FEES. The Company will reimburse Executive for reasonable out-of-pocket expenses incurred by Executive as a result of his cooperation with the obligations described in Section 7.1, within thirty (30) days of the presentation of appropriate documentation thereof, in accordance with the Company's standard reimbursement policies and procedures. After termination of Executive's employment, the Company will also pay Executive



                                       4.
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a reasonable fee in the amount of $200 per hour for the time Executive devotes to matters as requested by the Company under Section 7.1 ("the Fees"). The Company will not deduct or withhold any amount from the Fees for taxes, social security, or other payroll deductions, but will instead issue an IRS Form 1099 with respect to the Fees. Executive acknowledges that in cooperating in the manner described in Section 7.1, he will be serving as an independent contractor, not a Company employee, and he will be entirely responsible for the payment of all income taxes and any other taxes due and owing as a result of the payment of Fees. Executive hereby indemnifies the Company and its officers, directors, agents, attorneys, employees, shareholders, subsidiaries, and affiliates and holds them harmless from any liability for any taxes, penalties, and interest that may be assessed by any taxing authority with respect to the Fees, with the exception of the employer's share of employment taxes subsequently determined to be applicable, if any.

        8. GENERAL PROVISIONS.

               8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

               8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction in order to most closely effectuate the parties' intentions.

               8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

               8.4 COMPLETE AGREEMENT. This Agreement and its Exhibit constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by a member of the Company's Board.

               8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

               8.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

               8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors,



                                       5.

assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

               8.8 ATTORNEY'S FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

               8.9 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Alameda County, California for any lawsuit filed there against Executive by the Company arising from or related to this Agreement.



                                       6.
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        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written below.

                                             LYNX THERAPEUTICS, INC.



                                             By:  /s/ Craig C. Taylor
                                                  ------------------------------
                                                  Craig C. Taylor
                                                  Chairman of the Board


                                                  Date: June 3, 2002
                                                  ------------------------------


Accepted and agreed this
 3 day of June 2002.
---       ----


/s/ Kevin P. Corcoran
--------------------------------
[Name]


June 3, 2002
--------------------------------
Date



                                       7.
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                                                                       EXHIBIT A

                            LYNX THERAPEUTICS, INC.

                          EMPLOYEE INVENTION AGREEMENT



1. As an employee of Lynx Therapeutics, Inc. (the "Company"), and in consideration of the compensation now and hereafter paid to me, I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use or to disclose to any person, firm or corporation, without express authorization of an officer of the Company, any information, manufacturing technique, processes, formulas, development or experimental work, work in process, trade secrets or any other proprietary or confidential matter relating to the products, sales or business of the Company.

2. I further agree that I will promptly make full disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign all my right, title and interest to, any and all inventions, discoveries, developments, improvements or trade secrets which I may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, during the period of time I am in the employ of the Company, except any invention, discovery, development, improvement or trade secret as to which I can prove that:

     a)   it was developed entirely on my own time; and

     b) no equipment, supplies, facility or trade secret of the Company was used in its development; and

     c) (i) it does not relate to the business or actual or demonstrably anticipated research or development of the Company, or (ii) it does not result from any work performed by me for the Company.

     Notwithstanding the foregoing, I also assign to or as directed by the Company all my right, title and interest in and to any and all inventions, discoveries, developments, improvements or trade secrets, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

3. I agree to execute any proper oath or verify any proper document in connection with carrying out the terms of this agreement. In the event the Company is unable (because of my mental or physical incapacity or for any other reason whatsoever) to secure my signature to apply for, or to pursue any application for any United States or foreign letters patent, covering inventions assigned to the Company as stated above, I hereby irrevocably designate and appoint the Company and its duly authorized officer and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent thereon with the same legal force and effect as if executed by me. I have attached hereto a list describing all inventions made by me prior to my employment with the Company belonging to me, relating to the Company's proposed business and products and not assigned to the Company, or, if no such list is attached, I represent that there are no such inventions. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any patent or patents resulting from any such applications for letters patent assigned hereunder to the Company.

4. I recognize that the Company may receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties during the term of my employment and thereafter a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or use it for the benefit of anyone other than for the Company or such third party consistent with the Company's agreement with such third party without the express authorization of an officer of the Company.


5. I further agree that at the time of leaving the employ of the Company, I will deliver to the Company and will not keep in my possession, nor deliver to anyone else, any and all drawings, blueprints, notes, memoranda, specifications, devices, documents, or any other material containing or disclosing any of the matters referred to herein.

6. I agree that I will not during my employment at the Company improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I shall not bring onto the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

7. The provisions of this agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of
     Section 2870 of the California Labor Code. I will advise the company promptly in writing of any inventions, discoveries, developments, improvement or trade secrets that I believe meet the criteria in subparagraphs 2 a, b, and c above; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to the Company relating to inventions which qualify fully under the provision of Section 2870 of the California Labor Code.

IN WITNESS WHEREOF, I have subscribed my name hereunto this 25 day of August
1995.



                                        /s/ Kevin P. Corcoran
                                        ---------------------
                                              Signature

                                            Kevin P. Corcoran
                                        ---------------------
                                              Print Name


/s/ David Martin, Jr.
---------------------
       Witness